UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2014

Landmark Apartment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3505 E. Frontage Road, Suite 150 Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 281-2907

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective December 11, 2014 (the “Separation Date”), Mr. James G. Miller, the former Chief Accounting Officer and Chief Operating Officer of Landmark Apartment Trust, Inc. (the “Company”) resigned from the Company effective immediately. In connection with his resignation, Mr. Miller and the Company entered into a Separation Agreement and General Release dated December 15, 2014, but effective as of December 11, 2014 (the “Agreement”). Pursuant to the Agreement, the Company has agreed to pay Mr. Miller an aggregate of $300,000 to be paid in equal installments over a 12 month period commencing on February 11, 2015. In addition, the Company also has agreed to pay Mr. Miller for accrued leave benefits owed by the Company to Mr. Miller. Furthermore, the Company also has agreed to pay the premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for any health, dental and visual plans for Mr. Miller and his dependents for a period of 12 months following the Separation Date, provided that Mr. Miller is not eligible for coverage by a subsequent employer. Mr. Miller has agreed that all of his unvested equity interests will be forfeited. Mr. Miller has agreed to comply with the restrictive covenants set forth in Article 6 of Mr. Miller’s existing employment agreement. Notwithstanding the foregoing, the Company has granted Mr. Miller a limited waiver from the non-compete restrictions in Mr. Miller’s existing employment agreement as more fully set forth in the Agreement, which will permit Mr. Miller to be employed by, among others, Elco Landmark Residential Holdings LLC, an entity affiliated with (i) Elco North America, Inc., currently the Company’s second largest stockholder, (ii) Mr. Joseph Lubeck, the Company’s Executive Chairman, and (iii) Michael Salkind, a member of the Company’s Board of Directors. Except as otherwise permitted by the limited waiver of the non-compete provision, each of the foregoing payments and benefits is subject to Mr. Miller’s continued compliance with the terms of the Agreement.

The description of Mr. Miller’s Separation Agreement and General Release contained herein is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(c) In connection with the Agreement, Mr. Stanley J. Olander, Jr., the Company’s Chief Executive Officer and Chief Financial Officer has, been appointed to also serve as the Company’s Chief Accounting Officer, and Mr. Gustav Remppies, the Company’s Chief Administrative Officer, has been appointed to also serve as the Company’s Chief Operating Officer. There are no changes to the terms of Messrs. Olander’s and Remppies’ employment agreements at this time.

Item 9.01. Exhibits and Financial Statements.

d.	Exhibits:

Exhibit Number	Description

10.1	Separation Agreement and General Release dated December 15, 2014 but effective as of December 11, 2014 by and between Landmark Apartment Trust, Inc. and James G. Miller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2014	Landmark Apartment Trust, Inc.

	By:	/s/ Anthony E. Szydlowski
	Name:	Anthony E. Szydlowski
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Separation Agreement and General Release dated December 15, 2014 but effective as of December 11, 2014 by and between Landmark Apartment Trust, Inc. and James G. Miller